UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 2, 2016

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27978	94-3128324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive

San Jose, California 95002

(Address of principal executive offices, including zip code)

(408) 586-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders.

On September 2, 2016, Polycom, Inc. (“Polycom”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, proxies representing 101,302,269 shares of common stock, or approximately 75% of the total eligible voting shares, which represented a quorum, were present and voted on the three proposals presented at the Special Meeting as follows:

Proposal One – Adoption of the Merger Agreement

The first proposal (the “Merger Proposal”) was to approve the adoption of the Agreement and Plan of Merger, dated as of July 8, 2016 (the “Merger Agreement”) by and among Polycom, Triangle Private Holdings I, LLC, and Triangle Private Merger Sub Inc. Polycom’s stockholders approved the Merger Proposal by the following votes:

Votes For	Votes Against	Abstentions
99,572,223	511,124	1,218,922

Proposal Two – Adjournment of the Special Meeting

The second proposal (the “Adjournment Proposal”) was to approve any proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, (1) to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Proposal, or (2) if the failure to adjourn or postpone would reasonably have been expected to be a violation of applicable law. Polycom’s stockholders approved the Adjournment Proposal by the following votes:

Votes For	Votes Against	Abstentions
91,540,125	8,531,376	1,230,768

Proposal Three – Advisory Vote on Executive Compensation

The third proposal (the “Compensation Proposal”) was to approve, by non-binding, advisory vote, compensation that will or may become payable to Polycom’s named executive officers in connection with the merger. Polycom’s stockholders approved, by a non-binding, advisory vote, the Compensation Proposal by the following votes:

Votes For	Votes Against	Abstentions
97,352,998	2,672,622	1,276,649

Item 8.01	Other Events.

On September 6, 2016, Polycom issued a press release announcing the final voting results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release of Polycom, Inc. dated September 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer and Executive Vice President, Corporate Development

Date: September 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Polycom, Inc. dated September 6, 2016